Exhibit 99.1

FBEC Worldwide Inc.

RESOLUTION FROM THE BOARD OF DIRECTORS

The undersigned, being members of the Board of Directors of FBEC Worldwide Inc., a Wyoming Corporation, do hereby declare and state that they consent to and hereby adopt the following resolutions and/or the following actions:

RESOLVED:  According to the Board of Director meeting on August 25, 2015, the Board unanimously agreed to do the following:

On August 25, 2015, the Company agreed to issued an 8% interest bearing Convertible Promissory Note in the principal amount of $30,000 to Asten Wyman International LLC, a California Limited Liability Company("AWI"). The note includes no Original Issuer Discount (OID), and the Company will receive $30,000. Pursuant to the terms of the convertible promissory note, the 6 month maturity date is February 26, 2016 and the holders have the right to convert any portion of the principal amount thereof at a 50% discount to the lowest intra-day trading price within the ten (10) trading days prior to a Conversion Notice submitted to the Issuer’s Transfer Agent. The note can be prepaid prior to the Maturity Date for the principal and interest amount.

I certify that the Corporation is duly organized and existing and has the power to take action called for by the above Resolution dated August 25, 2015.

Acknowledged by:

/s/ Robert S. Sand

Robert S. Sand, CEO

●  1621 Central Avenue   ●   Cheyenne, WY 82001  (714) 330-3798